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                                                                     EXHIBIT 8.1

                        [VENTURE LAW GROUP LETTERHEAD]


                                 June 2, 1997



WebTV Networks, Inc.
305 Lytton Avenue
Palo Alto, California  94301

Ladies and Gentlemen:

     We have acted as counsel for WebTV Networks, Inc., a California corporation (the "Company") in connection with the preparation and execution of the Agreement and Plan of Recapitalization dated as of April 5, 1997 (the "Agreement") by and between the Company and Microsoft Corporation, a Washington corporation ("Microsoft"). In accordance with the Agreement, the Company will undergo a reorganization of its capital (the "Recapitalization") pursuant to which certain Company shareholders will exchange Company Common Shares for Exchangeable Shares (the "Exchange"), certain Company shareholders will sell their Company Common Shares or Preferred Shares to Microsoft or the Company for cash, and Microsoft will contribute capital to the Company in exchange for Company Class B Common Shares constituting (together with the purchased Company Shares) a controlling interest in the Company. Unless otherwise defined, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

     You have requested our opinion regarding certain United States federal income tax consequences of the Recapitalization and Exchange. In delivering this opinion, we have reviewed and relied upon (without any independent investigation) the facts, statements, descriptions and representations set forth in the Agreement (including Exhibits), registration statement on form S-4 filed with the securities and exchange commission (which contains a prospectus and joint proxy statement of Microsoft and the Company (the "Registration Statement") and such other documents pertaining to the Recapitalization as we have deemed necessary or appropriate. We have also relied upon (without any independent investigation) certificates of officers of Microsoft and the Company, respectively (the "Officers' Certificates").

     In connection with rendering this opinion, we have also assumed (without any independent investigation) that:
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     1.   Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

     2. Any representation or statement referred to above made "to the knowledge of," "to the best of the knowledge" or otherwise similarly qualified is correct without such qualification. As to all matters in which a person or entity making a representation referred to above has represented that such person or entity either is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement, there is in fact no such plan, intention, understanding or agreement.

     3. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and no actions have been (or will be) taken which are inconsistent with such representations;

     4. The Recapitalization and Exchange will be reported by Microsoft and the Company on their respective federal income tax returns in a manner consistent with the opinion set forth below; and

     5. The Recapitalization and Exchange will be consummated in accordance with the Agreement (and without any waiver, breach or amendment of any of the provisions thereof) and will be effective under the applicable state law.

     6. At the Effective Time of the Recapitalization, the fair market value of the Exchangeable Shares received by a holder of Company Common Shares will be approximately equal to the fair market value of the Company Common Shares surrendered in exchange therefor, and the aggregate fair market value of Exchangeable Shares received by holders of Company Common Shares will be approximately equal to the aggregate fair market value of all of the outstanding Company Common Shares surrendered in exchange therefor immediately prior to the Recapitalization.

     Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that, if the Recapitalization and Exchange are consummated in accordance with the Agreement (and without any waiver, breach or amendment of any of the provisions thereof) and the statements set forth in the Officers' Certificates are true and correct as of the Effective Time, then for federal income tax purposes it is more likely than not that the Exchange will constitute a "reorganization" as defined in Section 368(a)(1)(E) of the Code.

     The foregoing opinion is not free from doubt, and it is therefore possible that the Exchange could fail to qualify as a reorganization under Section 368(a)(1)(E) of the Code. The Exchange and the Recapitalization of which it is a part involve a unique transaction structure that has not been the subject of a decision or ruling by the courts or the Internal Revenue Service.

     This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no
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responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

     This opinion addresses only the classification of the Exchange as a reorganization under Section 368(a)(1)(E) of the Code, and does not address any other federal, state, local or foreign tax consequences that may result from the Exchange, the Recapitalization, or any other transaction (including any transaction undertaken in connection with the Recapitalization or the Exchange). In particular, the opinion does not address the treatment of Company shareholders who surrender their Company Shares or Warrants for cash in the Recapitalization, the treatment of Company shareholders or Optionees who are granted Microsoft Options in connection with the Recapitalization, or the treatment of holders of Exchangeable Shares upon the disposition thereof (including upon conversion of Exchangeable Shares into Microsoft Common Shares).

     No opinion is expressed if all the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

     This opinion has been delivered to you for the purpose of satisfying the requirements of Section 6.3.4 of the Agreement. It may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Certain U.S. Federal Income Tax Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                              Very truly yours,